Exhibit 99.(m)(3)(B)

AMERICAN BEACON FUNDS

C CLASS

DISTRIBUTION PLAN

AMENDED AND RESTATED SCHEDULE A

As noted in Paragraph 1 of the American Beacon Funds C Class Distribution Plan, the following Funds have adopted the American Beacon Funds C Class Distribution Plan:

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon AHL Managed Futures Strategy Fund

American Beacon Bahl & Gaynor Small Cap Growth Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Growth Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Crescent Short Duration High Income Fund

American Beacon Flexible Bond Fund

American Beacon GLG Total Return Fund

American Beacon Global Evolution Frontier Markets Income Fund

American Beacon Grosvenor Long/Short Fund

American Beacon Holland Large Cap Growth Fund

American Beacon International Equity Fund

American Beacon Ionic Strategic Arbitrage Fund

American Beacon Large Cap Value Fund

American Beacon Mid-Cap Value Fund

American Beacon SGA Global Growth Fund

American Beacon SiM High Yield Opportunities Fund

American Beacon Small Cap Value Fund

American Beacon Sound Point Floating Rate Income Fund

American Beacon Stephens Mid-Cap Growth Fund

American Beacon Stephens Small Cap Growth Fund

American Beacon The London Company Income Equity Fund

American Beacon Zebra Small Cap Equity Fund

Dated: October 25, 2016